Exhibit 99.17

PROXY	PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 16, 2011

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of the Virtus Intermediate Tax-Exempt Bond Fund (“Intermediate Tax-Exempt Bond”), a series of Virtus Insight Trust, revoking previous proxies, hereby appoints Kevin J. Carr, Jennifer Fromm and Ann Flood, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of Intermediate Tax-Exempt Bond which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on September 16, 2011, at the offices of Virtus Investment Partners, Inc., 100 Pearl Street, Hartford, Connecticut 06103, at 2 p.m. Eastern time, and at any adjournment thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting.

Vote via the Internet: [www.proxy-direct.com]

Vote via the telephone: [866-241-6192]

NOTE: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.

Signature and Title, if applicable

Signature (if held jointly)

, 2011
Date

Receipt of the Notice of the Special Meeting and the accompanying Prospectus/Proxy Statement is hereby acknowledged. The shares of Intermediate Tax-Exempt Bond represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.

Virtus Intermediate Tax-Exempt Bond Fund

VOTING OPTIONS READ YOUR PROSPECTUS/PROXY STATEMENT AND HAVE IT AT HAND WHEN VOTING.

COMPUTER	TELEPHONE	LETTER	COURIER

VOTE ON THE INTERNET	VOTE BY PHONE	VOTE BY MAIL	VOTE IN PERSON

LOG ON TO:	CALL	VOTE, SIGN AND DATE	ATTEND SHAREHOLDER MEETING

www.proxy-direct.com FOLLOW THE ON-SCREEN INSTRUCTIONS AVAILABLE 24 HOURS	[866-241-6192] FOLLOW THE RECORDED INSTRUCTIONS AVAILABLE 24 HOURS	THIS PROXY CARD AND RETURN IN THE POSTAGE-PAID ENVELOPE	VIRTUS INVESTMENT PARTNERS, INC. 100 PEARL STREET HARTFORD, CT ON SEPTEMBER 16, 2011

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD.

The Board of Trustees recommends a vote FOR the following proposal.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.

EXAMPLE:

1.	To approve an Agreement and Plan of Reorganization whereby Virtus Tax-Exempt Bond Fund, a series of Virtus Insight Trust, will (i) acquire all of the assets of Virtus Intermediate Tax-Exempt Bond Fund, a series of Virtus Insight Trust; and (ii) assume all of the liabilities of Virtus Intermediate Tax-Exempt Bond Fund.

FOR  [            ]             AGAINST  [            ]            ABSTAIN  [             ]